Exhibit 1.1
EXECUTION VERSION
NATURAL RESOURCE PARTNERS L.P.
4,200,000 Subordinated Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
August 9, 2005
Lehman Brothers Inc.
Citigroup Global Markets Inc.
as Representatives of the several underwriters
set forth in Schedule 1
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     FRC-WPP NRP Investment L.P., a limited partnership organized under the laws of Delaware (the “Selling Unitholder”), proposes to sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”) 4,200,000 Subordinated Units (the “Firm Units”) representing limited partner interests in Natural Resource Partners L.P., a limited partnership organized under the laws of Delaware (the “Partnership”) (the “Subordinated Units”). The Selling Unitholder also proposes to grant to the Underwriters an option to purchase up to 596,920 additional Subordinated Units to cover over-allotments (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Certain terms used herein are defined in Section 21 hereof.
     This is to confirm the agreement among GP Natural Resource Partners LLC, a Delaware limited liability company (the “Managing General Partner”), NRP (GP) LP, a Delaware limited partnership (the “General Partner”), the Partnership and NRP (Operating) LLC, a Delaware limited liability company (the “Operating Company”) (each an “NRP Party,” and collectively, the “NRP Parties”), the Selling Unitholder and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Selling Unitholder by the Underwriters. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, pursuant to Item 12 of Form S-3 (the “Incorporated Documents”), which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.
     1. Representations, Warranties and Agreements of the NRP Parties. Each of the NRP Parties, jointly and severally, represents and warrants to and agrees that:
     (a) Requirements Under the Act. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-126186) on Form S-3, including a related Base Prospectus, for registration under the Act of, among other things, the offering and sale of the Units. The Partnership may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Partnership will next file with the Commission one of the following: (1) after the Effective Date of the Registration Statement, a final prospectus supplement relating to the Units in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of the Registration Statement, an amendment to the Registration Statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Partnership has included in the Registration Statement all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act.
     (b) No Stop Order. The Registration Statement has become effective under the Act. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and, to the knowledge of the NRP Parties, is threatening to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of the NRP Parties, threatened to institute proceedings for any such purpose.
     (c) No Material Misstatements or Omissions. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any Option Closing Date (as such terms are defined in Section 4), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and on any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the NRP Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the Exchange Act and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (d) Formation and Qualification of Members of the Partnership Group. Each of the Managing General Partner, the General Partner, the Partnership, the Operating Company and their respective subsidiaries listed on Schedule 2 hereto (collectively, the “Partnership Group,” and the subsidiaries listed on Schedule 2 hereto, the “Operating Subsidiaries”) has been duly formed and is validly existing in good standing under the laws of its jurisdiction of formation with all limited liability company or partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and, in the case of the Managing General Partner, to act as the general partner of the General Partner, and in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Final Prospectus. Each member of the Partnership Group is duly registered or qualified as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Group taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (e) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended to date (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (f) Capitalization. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 13,986,906 Common Units, 11,353,658 Subordinated Units (as defined in the Partnership Agreement, the “Subordinated Units”) and the Incentive Distribution Rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”). All outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Base Prospectus under the caption “Description of Our Units — Limited Liability”). As of the date hereof: (i) Western Pocahontas Properties Limited Partnership (“WPP”), Great Northern Properties Limited Partnership (“Great Northern”) and New Gauley Coal Corporation collectively own 25% of the Incentive Distribution Rights, (ii) NRP Investment L.P. owns 10% of the Incentive Distribution Rights, (iii) the General Partner owns 65% of the Incentive Distribution Rights and (iv) Great Northern owns 373,715 Common Units, in each case free and clear of all liens, encumbrances, security interests, equities, charges or claims other than, in the case of Common Units owned by Great Northern, those claims arising pursuant to the Second Amended and Restated Credit Agreement dated as of October 15, 2003, as amended, by and between Great Northern and Bank of America, N.A.
     (g) Valid Issuance of the Units. The Firm Units and the Option Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Base Prospectus under the caption “Description of Our Units — Limited Liability”).
     (h) Ownership of the Managing General Partner. Robertson Coal Management LLC, a Delaware limited liability company (“RCM LLC”), owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Managing General Partner, as amended to date (the “Managing General Partner LLC Agreement”), and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and RCM LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (i) Ownership of the General Partner. The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner, as amended to date (the “General Partner

Partnership Agreement”); and the Managing General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims. Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and NRP Investment L.P. own a 46.0795392%, 9.8299017%, 1.8399816% and 42.2495775% limited partner interest, respectively, in the General Partner; each such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and NRP Investment L.P. each own such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (j) Ownership of the Operating Company. The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company, as amended to date (the “Operating Company LLC Agreement”) and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the Credit Facility.
     (k) Ownership of the Operating Subsidiaries. The Operating Company owns, directly or indirectly, 100% of the issued and outstanding membership interests in each of the Operating Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the Operating Subsidiaries, each as amended to date (the “Operating Subsidiaries LLC Agreements”) and are fully paid (to the extent required under the Operating Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the Credit Facility.
     (l) No Other Subsidiaries. Other than the Partnership’s ownership of a 100% membership interest in the Operating Company and the Operating Company’s ownership of a direct or indirect 100% membership interest in each of the Operating Subsidiaries, neither the Partnership nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (m) No Preemptive Rights, Registration Rights or Options. Except as described in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of any member of the Partnership Group, in each case pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation or other organizational documents of any member of the Partnership Group (collectively, the “Organizational Documents”), or any other agreement or instrument to which any of such entities is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as provided in (i) the Partnership Agreement and (ii) the Investor Rights Agreement, dated as of December 22, 2003, by and among FRC-WPP NRP Investment L.P., the Partnership, the General Partner and the Managing General Partner, in each case which rights have been waived, if required, with respect to this offering. There are no outstanding options or warrants to purchase any partnership or membership interests of any member of the Partnership Group.
     (n) Authority and Authorization. The Partnership has all requisite power and authority to enter into and perform this Agreement. At the Closing Date and the Option Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership or any of its partners or security holders, if any, for the offering, sale and delivery by the Selling Unitholder of the Units contemplated by this Agreement shall have been validly taken.
     (o) Enforceability of Underwriting Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the NRP Parties and constitutes the valid and legally binding agreement of each of the NRP Parties, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained hereunder may be limited by applicable laws and public policy.
     (p) Conformity of Securities to Description in Final Prospectus. The Units conform in all material respects to the descriptions thereof contained in the Final Prospectus.
     (q) Enforceability of Other Agreements. Each of the Partnership Agreement, the General Partner Partnership Agreement, the Managing General Partner LLC Agreement, the Operating Company LLC Agreement and the Operating Subsidiaries LLC Agreements has been duly authorized, validly executed and delivered and is a valid and legally binding agreement, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     (r) No Conflicts. None of the offering or sale by the Selling Unitholder, the execution, delivery and performance of this Agreement by the NRP Parties or the consummation by the NRP Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of their respective Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any member of the Partnership Group or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any member of the Partnership Group, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement.
     (s) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any member of the Partnership Group or any of their respective properties is required in connection with the offering and sale by the Selling Unitholder of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, or the consummation by any member of the NRP Parties of the transactions contemplated by this Agreement, except for such consents (i) required under the Act and state securities or “Blue Sky” laws or (ii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) No Default. No member of the Partnership Group is (i) in violation of its organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement. To the knowledge of the NRP Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.
     (u) Independent Public Accountants. The accountants, Ernst & Young LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the Partnership and the General Partner, as required by the Act.

     (v) Financial Statements. At June 30, 2005, the Partnership had a capitalization as indicated in the Final Prospectus (and any amendments and supplements thereto). The historical financial statements (including the related notes and supporting schedules) of the Partnership, Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and the Arch Coal, Inc. Contributed Properties contained or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the Partnership, Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and, with respect to the Arch Coal, Inc. Contributed Properties, the assets purchased and liabilities assumed and the excess of revenues over direct costs and expenses purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary financial and operating data set forth in the Final Prospectus (and any amendment or supplement thereto) under the caption “Summary Selected Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which it has been derived.
     (w) No Material Adverse Change. No member of the Partnership Group has sustained, since the date of the latest financial statements included in the Registration Statement and the Final Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Final Prospectus. Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), (i) no member of the Partnership Group has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Group, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Partnership Group and (iii) there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Group, taken as a whole.
     (x) No Distribution of Other Offering Materials. No member of the Partnership Group has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Final Prospectus or other materials, if any, permitted by the Act, including Rule 134.
     (y) Title to Properties. The Operating Company and the Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Final Prospectus, free and clear of all liens and security interests or other claims and encumbrances except (1) as described, and subject to the limitations contained, in the Registration Statement and the Final Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the Registration Statement and the Final Prospectus; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Final Prospectus.
     (z) Rights-of-Way. Each member of the Partnership Group has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Final Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Final Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Final Prospectus, each member of the Partnership Group has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; and, except as described in the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.
     (aa) Permits. Each member of the Partnership Group has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Final Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each member of the Partnership Group has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained, in the Final Prospectus and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

     (bb) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (cc) Disclosure Controls. (i) Each of the NRP Parties has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports its files or submits under the Exchange Act is accumulated and communicated to the management of the Partnership Group, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (dd) No Recent Changes to Internal Controls. Since the date of the most recent audited balance sheet of the Partnership reviewed or audited by Ernst and Young LLP and the audit committee of the board of directors of the General Partner, (i) none of the NRP Parties has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership Group to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Group, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (ee) Tax Returns. Each member of the Partnership Group has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.
     (ff) Investment Company/Public Utility Holding Company. No member of the Partnership Group is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.
     (gg) Environmental Compliance. Except as described in the Final Prospectus, the entities comprising the Partnership Group (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (hh) No Labor Dispute. No dispute with the employees of any member of the Partnership Group exists or, to the knowledge of the NRP Parties, is threatened or imminent and the NRP Parties are not aware of any existing or imminent labor disturbance by the employees of any of the lessees of the Partnership Group that would be reasonably likely to have a Material Adverse Effect.
     (ii) Insurance. The Partnership Group maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. No member of the Partnership Group has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and on the Option Closing Date. Each member of the Partnership Group is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by any member of the Partnership Group under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.
     (jj) Litigation. Except as described in the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the NRP Parties, threatened, to which any member of the Partnership Group is or may be a party or to which the business or property of any member of the Partnership Group is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any member of the Partnership Group is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.
     (kk) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (ll) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange (“NYSE”).
     (mm) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Group on the one hand, and the directors, officers, partners, customers or suppliers of the Managing General Partner or the General Partner and their respective affiliates (other than the Partnership Group) on the other hand, which is required to be described in the Final Prospectus which is not so described.
     (nn) No Omitted Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the NRP Parties, threatened or contemplated, against any member of the Partnership Group, or to which any member of the Partnership Group is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Final Prospectus that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.
     (oo) Reserve Information. All information related to the coal reserves of the Partnership Group (including, without limitation, information related to (x) proven, probable and total recoverable coal reserves in the aggregate and by region and mining complex location, (y) underground and surface coal reserves, and (z) sulfur quality (including with respect to compliance coal), typical quality and type of coal) included in the Registration Statement and the Final Prospectus at the time the Registration Statement became effective, the date of the Final Prospectus and at the Closing Date (and, if any Option Units are purchased, at the Option Closing Date) (the “Coal Reserve Information”), was and is accurate in all material respects. The Coal Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Coal Reserve Information were and are reasonable.
     Any certificate signed by any officer of any NRP Party and delivered to Lehman Brothers Inc. and Citigroup Global Markets Inc. (collectively, the “Representatives”) or to counsel for the Underwriters pursuant to Section 8 of this Agreement shall be deemed a representation and warranty by such NRP Party, as to matters covered thereby, to each Underwriter.

     2. Additional Representations, Warranties and Agreements of the Selling Unitholder. The Selling Unitholder represents and warrants to and agrees that:
     (a) The Selling Unitholder has, and immediately prior to the Closing Date and Option Closing Date, as applicable, will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Firm Units and the Option Units on such date, free and clear of all security interests, liens, encumbrances, equities or claims.
     (b) Upon delivery of such Firm Units and Option Units, if any, and payment therefor pursuant hereto, the Selling Unitholder will deliver to the Underwriters good and valid title to such Firm Units and Option Units, if any, free and clear of all security interests, liens, encumbrances, equities or claims. Upon payment for the Firm Units and Option Units, if any, delivery of certificate(s) representing such Units to the American Stock Transfer & Trust Company, in its capacity as the Partnership’s transfer agent (the “Transfer Agent”) duly indorsed to DTC (defined below) or its nominee, and registration of such Units in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) and the crediting of such Units on the books of DTC to securities account of each Underwriter (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Units), (i) DTC shall be a “protected purchaser” of such Units within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units, and (iii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC), to such Units may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Unitholder may assume that when such payment, delivery and crediting occur, (A) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s register of limited partner interests in accordance with the Partnership Agreement and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (c) The Selling Unitholder has full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Firm Units and Option Units, if any, as contemplated in this Agreement. The execution, delivery and performance of this Agreement by the Selling Unitholder and the consummation by the Selling Unitholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Unitholder is a party or by which the Selling Unitholder is bound or to which any of the property or assets of the Selling Unitholder is subject, (ii) result in any violation of the provisions of the certificate of limited partnership or the partnership agreement of the Selling Unitholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Unitholder or the property or assets of the Selling Unitholder.

     (d) Except for the registration of the Firm Units and the Option Units, if any, under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Units by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Unitholder or the property or assets of the Selling Unitholder is required for the execution, delivery and performance of this Agreement by the Selling Unitholder and the consummation by the Selling Unitholder of the transactions contemplated hereby.
     (e) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Unitholder.
     (f) The Selling Unitholder has not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or which could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (g) The Registration Statement, at the Effective Date and on the date hereof, and the Prospectus, when filed pursuant to Rule 424(b) and on the Closing Date or Option Closing Date, as applicable, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading. The preceding sentence applies only to the extent that any statements in or omissions from the Registration Statement or the Prospectus are based on information furnished to the Partnership by the Selling Unitholder specifically for use therein, which information consists solely of the information specified in Section 10(f)(ii) hereof.
          Any certificate signed by any officer of the Selling Unitholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Selling Unitholder, as to matters covered thereby, to each Underwriter.
     3. Purchase and Sale of the Units.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Unitholder agrees to sell 4,200,000 Firm Units to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Unitholder, at a purchase price of $57.95 per Unit, the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Unitholder grants to the Underwriters an option to purchase, severally and not jointly, up to 596,920 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written notice by the Representatives to the Selling Unitholder setting forth the number of Option Units as to which the several Underwriters are exercising the option. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as the number of the Firm Units set forth opposite the name of such Underwriter on Schedule 1 hereto bears to the aggregate number of the Firm Units, subject to such adjustments as the Representatives, in their absolute discretion, shall make to eliminate any fractional units.
     4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified on Schedule 3 hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Selling Unitholder or as provided in Section 11 hereof (such date and time of delivery of any payment for the Firm Units being herein called the “Closing Date”). Delivery of the Firm Units shall be made for the account of each Underwriter against payment by the several Underwriters of the purchase price thereof to or upon the order of the Selling Unitholder by wire transfer payable in same-day funds to an account specified by the Selling Unitholder. Delivery of the Firm Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.
     If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Unitholder will deliver the Option Units (at the expense of the Selling Unitholder) to the Underwriters, at the offices of Vinson & Elkins L.L.P., Houston, Texas, on the date and at the time specified by the Representatives (which shall be within three Business Days after exercise of said option) (the “Option Closing Date”) for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Selling Unitholder by wire transfer payable in same-day funds to an account specified by the Selling Unitholder. Delivery of the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. If the Option Closing Date for the Option Units occurs after the Closing Date, the Selling Unitholder will deliver to the Underwriters on the Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.
     5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.
     6. Agreements of the NRP Parties. Each of the NRP Parties, jointly and severally, agrees that:
     (a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership and the General Partner will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement and any amendment thereto unless the Partnership has furnished you and the Selling Unitholder a copy for review prior to filing and will not file any such proposed amendment or supplement to which you or the Selling Unitholder reasonably and timely object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Partnership and the General Partner will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Partnership will promptly advise the Underwriters (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) Filing of Amendment or Supplement. If, at any time when, in the opinion of counsel to the Underwriters, a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Partnership will promptly (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (c) Reports to Unitholders. As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.
     (d) Signed Copies of the Registration Statement and Prospectus. The Partnership will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request.

     (e) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the securities laws, “Blue Sky” laws or laws of such states as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business or subject itself to taxation in any jurisdiction where it is not now so qualified or subject to taxation or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Units.
     (f) Lock-up Period; Lock-up Letters. For a period commencing on the date hereof and ending on the 90th day from the date of the Final Prospectus (the “Lock-Up Period”), the NRP Parties shall not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units, Subordinated Units or securities convertible into or exchangeable for Common Units or Subordinated Units (other than Common Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units, Subordinated Units or securities convertible into or exchangeable for Common Units or Subordinated Units (other than the grant of options or restricted units pursuant to option plans or employee benefit plans existing on the date hereof), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units or Subordinated Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, Subordinated Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement with respect to the registration of any Common Units, Subordinated Units, securities convertible, exercisable or exchangeable into Common Units or Subordinated Units or any other securities of the Partnership or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of each of the Representatives, on behalf of the Underwriters, except that (a) the NRP Parties may transfer such securities to affiliates of the General Partner or Managing General Partner provided that such affiliates agree in writing to be bound by the foregoing restrictions of this Section 6(f) by executing and delivering to the Representatives a letter or letters substantially in the form of Exhibit A hereto, and (b) the Partnership may issue Common Units in connection with acquisitions provided that, (A) any such issuance is made pursuant to Section 5.7(b) of the Partnership Agreement and (B) in connection with such issuance, the recipients of such Common Units agree in writing to be bound by the foregoing restrictions of this Section 6(f) by executing and delivering to the Representatives a letter or letters substantially in the form of Exhibit A hereto. Each executive officer and director of the Managing General Partner and each unitholder of the Partnership set forth on Schedule 4 hereto shall furnish to the Underwriters, prior to the Execution Time, a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).
     Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (ii) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless each of the Representatives, on behalf of the Underwriters, waives such extension in writing.
     (g) Price Manipulation. The NRP Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     7. Agreements of the Selling Unitholder.
     The Selling Unitholder agrees:
     (a) Expenses. To pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of representatives of the Partnership and the Selling Unitholder in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) all other costs and expenses incident to the performance by each of the Partnership and the Selling Unitholder of its obligations hereunder; provided that except as provided in this paragraph (a) and in Section 9 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.
     (b) During the Lock-Up Period, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any

Common Units, Subordinated Units or securities convertible into or exchangeable for Common Units or Subordinated Units (other than the Units), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units or Subordinated Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, Subordinated Units or other securities, in cash or otherwise, (iii) cause to be filed a registration statement with respect to the registration of any Common Units, Subordinated Units, securities convertible, exercisable or exchangeable into Common Units or Subordinated Units, or any other securities of the Partnership or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of each of the Representatives, on behalf of the Underwriters      , except that the Selling Unitholder may transfer such securities to affiliates of the General Partner or Managing General Partner provided that such affiliates agree in writing to be bound by the foregoing restrictions of this Section 7(b) by executing and delivering to the Representatives a letter or letters substantially in the form of Exhibit A hereto.
     Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (ii) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless each of the Representatives, on behalf of the Underwriters, waives such extension in writing. The Selling Unitholder hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this provision during the period from the date of this Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     (c) That the Firm Units and the Option Units, if any, are subject to the interest of the Underwriters and that the obligations of the Selling Unitholder hereunder shall not be terminated by any act of the Selling Unitholder, by operation of law, or the occurrence of any other event.
     (d) To deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.
     8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the NRP Parties and the Selling Unitholder contained herein as of the Execution Time, the Closing Date and, if applicable, the Option Closing Date, to the accuracy of the statements of the NRP Parties and the Selling Unitholder made in any certificates pursuant to the provisions hereof, to the performance by the NRP Parties and the Selling Unitholder of their obligations hereunder and to the following additional conditions:

     (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to the Closing Date or the Option Closing Date, as applicable, that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the reasonable opinion of Andrews Kurth LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) All corporate, partnership or limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership and the Selling Unitholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and the Option Closing Date, if applicable, and addressed to you, in form and substance satisfactory to the Underwriters, to the effect that:
(i)	Each of the Partnership and the General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Final Prospectus.

(ii)	Each of the Managing General Partner, the Operating Company and the Operating Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and, in the case of the Managing General Partner, to act as a general partner of the General Partner, in all material respects as described in the Registration Statement and the Final Prospectus.

(iii)	The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(iv)	As of the date hereof, the issued and outstanding limited partner interests of the Partnership consists of 13,986,906 Common Units and 11,353,658 Subordinated Units. All outstanding Common Units and Subordinated Units and the limited partner interest represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act). As of the date hereof, to the knowledge of such counsel: (i) WPP, Great Northern and New Gauley Coal Corporation collectively own 25% of the Incentive Distribution Rights, (ii) NRP Investment L.P. owns 10% of the Incentive Distribution Rights, (iii) the General Partner owns 65% of the Incentive Distribution Rights and (iv) Great Northern owns 373,715 Common Units, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date and (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and, in the case of Common Units owned by Great Northern, other than those claims arising pursuant to the Second Amended and Restated Credit Agreement dated as of October 15, 2003 by and between Great Northern and Bank of America, N.A.

(v)	The Firm Units to be offered and sold to the Underwriters by the Selling Unitholder pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and otherwise described in the Base Prospectus under the caption “Description of Our Units — Limited Liability”).

(vi)	RCM LLC owns a 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the Managing General Partner LLC Agreement and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the

Delaware LLC Act) and RCM LLC owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming RCM LLC as debtor is on file with the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created or arising under the Delaware LLC Act.

(vii)	The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and the Managing General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Managing General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act. Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and NRP Investment L.P. own a 46.0795392%, 9.8299017%, 1.8399816% and 42.2495775% limited partner interest, respectively, in the General Partner; each such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and NRP Investment L.P. own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Western Pocahontas Properties Limited Partnership, Great Northern or NRP Investment L.P. as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of West Virginia naming New Gauley Coal Corporation as debtor is on file in the office of the Secretary of State of the State of West Virginia as of a recent date or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(viii)	The Partnership owns a 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required under the Operating

Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Facility.

(ix)	Except as described in the Final Prospectus and the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any partnership interests in the Partnership or the General Partner or (ii) any membership interests in the Managing General Partner, the Operating Company or any Operating Subsidiary, in each case pursuant to the Organizational Documents of such entity or any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in (i) the Final Prospectus and the Partnership Agreement and (ii) the Investor Rights Agreement, dated as of December 22, 2003, by and among FRC-WPP NRP Investment L.P., the Partnership, the General Partner and the Managing General Partner, each of which have been waived, if required, with respect to this offering. To such counsel’s knowledge, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units, Incentive Distribution Rights or other partnership interests in the Partnership or (B) any membership interests in the Operating Company or the Operating Subsidiaries.

(x)	The Partnership has all requisite power and authority to enter into and perform this Agreement in accordance with the Partnership Agreement. All limited partnership and limited liability company action, as the case may be, required to be taken by the NRP Parties or any of their partners or members pursuant to the Delaware LP Act or the Delaware LLC Act, respectively, for the authorization, issuance, sale and delivery by the Selling Unitholder of the Units has been validly taken.

(xi)	None of the offering and sale by the Selling Unitholder of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, or the consummation of the transactions contemplated hereby and thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of their respective Organizational Documents or (ii) violates or will violate the Delaware LP Act, the Delaware LLC Act, federal law or the laws of the State of Texas or New York, in the case of clause (ii), which violations would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement; provided, however, that for purposes of this paragraph (xi) such counsel need not express an opinion with respect to federal or state securities laws or other antifraud laws.

(xii)	No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act or federal law is required for the (i) offering, issuance and sale by the Selling Unitholder of the Units, (ii) the execution, delivery and performance of this Agreement by the NRP Parties or (iii) the consummation by the NRP Parties of the transactions contemplated by this Agreement, except for such consents (x) required under the Act and state securities or “Blue Sky” laws or (y) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, as to which such counsel need not express any opinion.

(xiii)	The statements in the Registration Statement and Final Prospectus under the captions “Cash Distributions,” “Description of Our Units,” and “Investment in Us by Employee Benefit Plans,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, and the Units conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus under the captions “Summary — The Offering,” “Cash Distributions” and “Description of Our Units.”

(xiv)	The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed with the Commission on March 11, 2004 is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xv)	The Registration Statement was declared effective under the Act on February 10, 2004; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xvi)	The Registration Statement and the Final Prospectus (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data and reserve information included in the Registration Statement or the Final Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

(xvii)	No member of the Partnership Group is (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility company” or “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the NRP Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus (except to the extent specified in paragraphs (xiii) and (xvi) of the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and statistical information included therein and (iii) the reserve reports and other reserve information included therein, as to which such counsel need not express an opinion), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and statistical information included therein and (iii) the reserve report and other reserve information included therein, as to which such counsel need not express an opinion), as of its issue date and the Closing Date or Option Closing Date, as applicable, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel may (A) rely, without independent investigation or verification, with respect to matters of fact upon the representations of the Partnership contained in this Agreement, certificates of officers and employees of the NRP Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) assume that each certificate from government officials reviewed by such counsel is accurate, (D) state that their opinion is limited to federal laws of the United States, the Delaware General Corporation Law, the Delaware LP Act, the Delaware LLC Act and the New York Uniform Commercial Code and the laws of the State of Texas, (E) with respect to the opinions expressed in paragraphs (iii), (iv) and (vi) through (viii) above, state that they have relied on reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, the office of the Secretary of State of West Virginia or the office of the Secretary of State of the State of Texas, as the case may be, naming the Managing General Partner, the General Partner, the Partnership, the Operating Company, WPP, Great Northern, New Gauley, RCM LLC, FRC-WPP NRP Investment L.P. or NRP Investment L.P., or any of them, as debtors, (F) state that they have not expressed an opinion in paragraph (xi) respecting any anti-fraud laws, and (G) state that they have not expressed any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the NRP Parties may be subject.
     (e) The Partnership shall have requested and caused Wyatt L. Hogan, Vice President, General Counsel and Secretary of the Managing General Partner, to have furnished to you his written opinion, dated the Closing Date and the Option Closing Date, if applicable, and addressed to you, to the effect that:
(i)	Each of the Partnership and the General Partner is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to such counsel’s opinion. Each of the Managing General Partner, the Operating Company and the Operating Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to such counsel’s opinion.

(ii)	This Agreement has been duly authorized, validly executed and delivered by each of the NRP Parties.

(iii)	Each of the Partnership Agreement, the General Partner Partnership Agreement, the Managing General Partner LLC Agreement, the Operating Company LLC Agreement and the Operating Subsidiaries LLC Agreements has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement, enforceable against the parties thereto in accordance with its terms; provided, that, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(iv)	Except as described in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any partnership interests in the Partnership or the General Partner or (ii) any membership interests in the Managing General Partner, the Operating Company or any Operating Subsidiary, in each case pursuant to any agreement or other instrument known to such counsel to which any NRP Party is a party or by which any of them may be bound (other than Organizational Documents and any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement.

(v)	None of the offering and sale by the Selling Unitholder of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default) of any agreement, lease or instrument (including any agreements incorporated by reference in, or filed as an exhibit to, the Registration Statement and any credit agreements or other material agreements) known to such counsel to which any member of the Partnership Group is party or by which any of their properties may be bound; (ii) violates or will violate any order, judgment, decree or injunction of any court or government agency or body known to such counsel directed to any member of the Partnership Group or any of their properties in a proceeding to which any of them or their properties is a party; or (iii) results or will result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of any member of the Partnership Group, which conflicts, breaches, violations or defaults would, in the case of clauses (i), (ii) and (iii), individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform its obligations under this Agreement.

(vi)	To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any member of the Partnership Group or to which any member of the Partnership Group is a party or to which any of their respective properties is subject that are required to be described in the Final Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the NRP Parties, the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial, statistical and reserve information included therein, as to which such need not express an opinion), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial, statistical and reserve information included therein, as to which such counsel need not express an opinion), as of its issue date and the Closing Date or Option Closing Date, as applicable, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the NRP Parties and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law and the laws of the State of Texas, (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes and (E) with respect to the opinions expressed in paragraphs (i) and (ii) above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of certain of the NRP Parties listed on Annex I to such counsel’s opinion, state that such opinions are based on certificates of foreign qualification or registration provided by the Secretaries of State of such states.
     (f) Gibson Dunn and Crutcher LLP, counsel for the Selling Unitholder, shall have furnished to the Underwriters its written opinion, as counsel to the Selling Unitholder, addressed to the Underwriters and dated the Closing Date and Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Underwriters, to the effect that:
(i)	The Selling Unitholder has full partnership right, power and authority to enter into this Agreement and to sell, transfer and deliver the Units to the Underwriters as contemplated in the Agreement. The execution, delivery and performance of this Agreement by the Selling Unitholder and the delivery of the Selling Unitholder of the Firm Units and the Option Units, if any, do not and will not (a) breach the terms of (i) any agreement identified to such counsel in a certificate (attached to such opinion as Schedule A) by the Selling Unitholder as being material to which Selling Unitholder is a party, or (ii) any judgment, order or decree of any governmental body, agency or court identified to such counsel in a certificate (attached to such opinion as Schedule A) by the Selling Unitholder as constituting all orders, judgments or decrees binding on the Selling Unitholder, in the case of clause (i) and (ii) based solely on such counsel’s review of such agreements, orders, judgments or decree, (b) result in any violation of the provisions of the certificate of limited partnership or partnership agreement of the Selling Unitholder, (c) violate any law, rule or regulation currently in effect of the State of New York or the United States of America applicable to the Selling Unitholder, or

(d) require any filing with, or authorization, approval, consent, license, order or registration of, any governmental authority or regulatory body of the State of New York or the United States of America applicable to the Selling Unitholder, except for such filings or approvals as already have been made or obtained under the Act. Other than the last clause of the preceding sentence, such counsel shall not express any opinion in this paragraph (i) regarding federal or state securities laws.

(ii)	This Agreement has been duly and validly executed and delivered by or on behalf of the Selling Unitholder.

(iii)	The execution and delivery and performance of this Agreement of the Selling Unitholder, and the delivery of the Firm Units and Option Units, if any, to be sold by such Selling Unitholder to or as directed by the Underwriters, have been duly authorized by all necessary partnership action.

(iv)	Upon (a) payment for the Firm Units or Option Units, as applicable, to be sold by the Selling Unitholder pursuant to this Agreement, (b) delivery of certificate(s) representing such Units to the Transfer Agent duly indorsed to DTC or its nominee and registration of the Firm Units or Option Units, as applicable, in the name of DTC or its nominee upon registration of transfer on the Partnership’s unit registry by the Transfer Agent, and (c) appropriate crediting on the books of DTC to the securities account of each Underwriter of its respective portion of the Units in accordance with the UCC, (i) DTC will be a “protected purchaser” of such Units within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, each Underwriter will acquire a valid security entitlement in respect of its portion of such Units, and (iii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) of which it has no notice (as determined in accordance with Section 8-105 of the UCC) may be asserted against any Underwriter with respect to its security entitlement.
          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware LP Act, and that such counsel is not admitted in the State of Delaware.
          For the purposes of the opinions set forth in paragraph (iv), such counsel may assume that when payment, delivery and crediting with respect to the Firm Units and Option Units, if any, occur, (i) the Transfer Agent is acting as securities intermediary for DTC pursuant to Section 8-301(a)(3) of the UCC, (ii) DTC has no notice of any adverse claim to such Units, (iii) DTC and each Underwriter will acquire its interest in such Units for value within the meaning of the UCC, (iv) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(5) of the UCC, and (v) the jurisdiction of DTC is the State of New York as determined in accordance with Section 8-110(e) of the UCC.

     (g) The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, with respect to the sale of the Units, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (h) The Partnership shall have furnished to the Underwriters a certificate signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Managing General Partner, dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and, with respect to the entities covered by the certificate, that:
(i)	The representations and warranties of such the NRP Parties in this Agreement are true and correct on and as of the Closing Date and the Option Closing Date, if applicable, with the same effect as if made on the Closing Date and the Option Closing Date, if applicable, and such entities have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such person’s knowledge, threatened;

(iii)	Since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Group, taken as a whole, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto);

(iv)	They have carefully examined the Registration Statement and the Final Prospectus and, in their opinion, (A) the Registration Statement, as of the Effective Date, and the Final Prospectus, as of its date and as of the Closing Date or Option Closing Date, as applicable, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Final Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Final Prospectus that has not been so set forth; and

(v)	Such other matters as you may reasonably request.

     (i) The Selling Unitholder shall have furnished to the Representatives on the Closing Date and the Option Closing Date, if applicable, a certificate, dated the Closing Date and the Option Closing Date, if applicable, signed by, or on behalf of, the Selling Unitholder stating that the representations, warranties and agreements of the Selling Unitholder contained herein are true and correct on and as of the Closing Date and the Option Closing Date, as applicable, and that the Selling Unitholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and the Option Closing Date, as applicable.
     (j) The Partnership shall have requested and caused Ernst & Young LLP to have furnished to the Underwriters, at the Execution Time, the Closing Date and the Option Closing Date, if applicable, letters, dated respectively as of the Execution Time, the Closing Date and the Option Closing Date, if applicable, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:
(i)	in their opinion, the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; and

(ii)	on the basis of a reading of the latest unaudited financial statements made available by the Partnership Group; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners, members, directors and committees of the Partnership and other entities comprising the Partnership Group; and inquiries of certain officials of entities comprising the Partnership Group who have responsibility for financial and accounting matters of the Partnership Group as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that with respect to the period subsequent to December 31, 2004, there were any changes, at a specified date not more than three days prior to the date of the letter, in the short-term or long-term debt of the Partnership Group or decreases in the partners’ capital of the Partnership Group or decreases in working capital of the Partnership Group as compared with the amounts shown on the December 31, 2004 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the pervious year, in revenues or income from operations or in total or per Unit amounts of net income of the Partnership Group, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership Group as to the significance thereof unless said explanation is not deemed necessary by the Representatives.
     References to the Final Prospectus in this Section 8(j) include any supplement thereto at the date of the letter.
     (k) Except as described in the Final Prospectus, (i) no member of the Partnership Group shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of any member of the Partnership Group or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Partnership Group taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on the Closing Date or Option Closing Date, as applicable, on the terms and in the manner contemplated in the Final Prospectus.
     (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any securities of the Partnership shall have been suspended or materially limited by the Commission or on any exchange or in the over-the-counter market or minimum prices shall have been established or settlement disrupted in respect of any of the Partnership’s securities on any exchange or market, (ii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on the Closing Date or the Option Closing Date, as applicable, on the terms and in the manner contemplated in the Final Prospectus.
     (m) Prior to the Closing Date, the NRP Parties shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

     (n) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriters.
     (o) At the Closing Date, pursuant to Section 6(f) hereof, the Partnership shall have furnished to the Underwriters letters, dated as of the date hereof, addressed to the Underwriters substantially in the form of Exhibit A hereto from each of the persons and entities listed on Schedule 4 hereto.
     (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.
     If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and, if applicable, the Option Closing Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
     9. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof (other than Section 8(l)(ii) through (v)) is not satisfied or because of any refusal, inability or failure on the part of the NRP Parties or the Selling Unitholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Unitholder will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Units. If the sale of the Units provided herein is not consummated because any condition set forth in Section 8(l)(ii) through (v) is not satisfied, the Selling Unitholder shall not be obligated to reimburse any Underwriter for such Underwriter’s expenses.
     10. Indemnification and Contribution.
     (a) The NRP Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its respective directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained

(A) in any Preliminary Prospectus, the Registration Statement or the Final Prospectus (in the case of any Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which any such statements were made), or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the NRP Parties (or based upon any written information furnished by the NRP Parties for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”), including any road show or investor presentations made to investors by the Partnership (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Applications or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which any such statements were made), or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the NRP Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter, and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the NRP Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with written information concerning such Underwriters furnished to the Partnership through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information consists solely of the information specified in Section 10(f)(i) below; provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Units that are the subject thereof if such person did not receive a copy of the Final Prospectus at or prior to the confirmation of the sale of such Units to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contai ned in the Preliminary Prospectus was corrected in the Final Prospectus, unless such failure to deliver the Final Prospectus was a result of noncompliance by the NRP Parties with Section 6(d) hereof. The foregoing indemnity agreement is in addition to any liability which any NRP Party may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

     (b) The Selling Unitholder shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Final Prospectus (in the case of any Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which any such statements were made), or in any amendment or supplement thereto or any Marketing Materials, (ii) any breach of the representations and warranties set forth in Section 2 of this Agreement, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Final Prospectus (in the case of any Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which any such statements were made), or in any amendment or supplement thereto or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that with respect to the indemnities provided in clauses (i) and (iii) above, the Selling Unitholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, in any such amendment or supplement, or any Marketing Materials is based upon information provided by the Selling Unitholder in writing to be included in the Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, or any Marketing Materials, which information consists solely of the information specified in Section 10(f)(ii); provided further, that the Selling Unitholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any such amendment or supplement thereto, or in any Marketing Materials, in reliance upon and in conformity with written information concerning any Underwriter furnished to the Partnership through by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f)(i) below; provided, further, that the indemnity contained in this Section 10(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting such loss, claim, damage or liability purchased the Units that are subject thereof if such person did not receive a copy of the Final Prospectus at or prior to the confirmation of the sale of such Units to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus, unless such failure to deliver the Final Prospectus was a result of noncompliance by the Partnership with Section 6(d) hereof; and provided, further, that the aggregate liability of the

Selling Unitholder under this Section 10(b) shall be limited to an amount equal to the aggregate gross proceeds, net of underwriting commissions and discounts, but before expenses, received by the Selling Unitholder from the sale of the Firm Units and Option Units, if any. The foregoing indemnity agreement is in addition to any liability that the Selling Unitholder may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.
     (c) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the NRP Parties, each of their respective employees, the officers and directors of the General Partner, and each person, if any, who controls the NRP Parties within the meaning of the Act and the Selling Unitholder, its general partner and its directors and officers and each person, if any, who controls the Selling Unitholder within the meaning of Section 15 of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the NRP Parties, the Selling Unitholder or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Final Prospectus (in the case of any Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which any such statements were made), or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which any such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f)(i) below, and shall reimburse the NRP Parties, the Selling Unitholder and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the NRP Parties, the Selling Unitholder or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Partnership, the Selling Unitholder or any such director, officer, employee or controlling person.
     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the NRP Parties or the Selling Unitholder under this Section 10 if (i) the NRP Parties, the Selling Unitholder and the Underwriters shall have so mutually agreed; (ii) the NRP Parties and the Selling Unitholder have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the NRP Parties and the Selling Unitholder; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the NRP Parties and the Selling Unitholder, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the NRP Parties and the Selling Unitholder. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 10(a), (b) or (c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the NRP Parties and the Selling Unitholder on the one hand and the Underwriters on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the NRP Parties and the Selling Unitholder on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the NRP Parties and the Selling Unitholder on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Selling Unitholder, as set forth on the front cover of the Final Prospectus, on the one hand and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth on the front cover of the Final Prospectus, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, as set forth on the front cover of the Final Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership, the Selling Unitholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The NRP Parties, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this paragraph (e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this paragraph (e)), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission; and (ii) the Selling Unitholder shall not be required to contribute any amount in excess of the aggregate gross proceeds, net of underwriting commission and discounts, but before expenses, received by the Selling Unitholder from the sale of the Firm Units and the Option Units, if any, by reason of any untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this paragraph (e) are several in proportion to their respective underwriting obligations and not joint.
     (f) (i) The Underwriters severally confirm and the NRP Parties and the Selling Unitholder acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption “Underwriting” in the Final Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Final Prospectus and (ii) the Selling Unitholder confirms and the NRP Parties and the Underwriters acknowledge that the statements and information relating to the Selling Unitholder under the captions “Selling

Unitholder” in the Registration Statement, the Preliminary Prospectus and the Final Prospectus are correct and constitute the only information provided by the Selling Unitholder in writing to be included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.
     11. Defaulting Underwriters. If, on the Closing Date or Option Closing Date, as applicable, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date, this Agreement (or, with respect to the Option Closing Date, the obligation of the Underwriters to purchase, and of the Selling Unitholder to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter, the NRP Parties or the Selling Unitholder, except that the Selling Unitholder will continue to be liable for the payment of expenses to the extent set forth in Sections 7(a) and 9. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Units that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the NRP Parties and the Selling Unitholder for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the NRP Parties may postpone the Closing Date or the Option Closing Date, as applicable, for up to seven full business days in order to effect any changes that in the opinion of counsel for the NRP Parties or counsel for the Underwriters may be necessary in the Registration Statement, the Final Prospectus or in any other document or arrangement.
     12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership and the Selling Unitholder prior to delivery of and payment for the Units if, prior to that time, any of the events described in Sections 8(k) and 8(l) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

     13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the NRP Parties or their respective officers, the Selling Unitholder, and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Unitholder, or the NRP Parties or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.
     14. Research Independence. The NRP Parties and the Selling Unitholder acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the NRP Parties and/or the offering that differ from the views of its investment bankers. The NRP Parties and the Selling Unitholder hereby waive and release, to the fullest extent permitted by law, any claims that the NRP Parties or the Selling Unitholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the NRP Parties and the Selling Unitholder by such Underwriters’ investment banking divisions. The NRP Parties and the Selling Unitholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.
     15. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the NRP Parties and the Selling Unitholder acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between any NRP Party or the Selling Unitholder, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either any NRP Party or the Selling Unitholder in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between any NRP Party and the Selling Unitholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to any NRP Party or the Selling Unitholder shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, each of the NRP Parties and the Selling Unitholder acknowledge that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Selling Unitholder by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to any NRP Party or the Selling Unitholder for, any of such additional financial interests. Each of the NRP Parties and the Selling Unitholder hereby waive and release, to the fullest extent permitted by law, any claims that any NRP Party or the Selling

Unitholder may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.
     16. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-497-4815), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421) and (ii) Citigroup Global Markets Inc., General Counsel (Fax No.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if sent to any member of the Partnership Group, will be mailed, delivered or telefaxed to Wyatt L. Hogan, Natural Resource Partners L.P., 601 Jefferson Street, Suite 3600, Houston, Texas 77002 (fax no.: (713-751-7563); and if sent to the Selling Unitholder will be mailed, delivered or telefaxed c/o First Reserve Corporation, One Lafayette Place, Greenwich, Connecticut 06831, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The NRP Parties and the Selling Unitholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Underwriters.
     17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the NRP Parties, the Selling Unitholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the NRP Parties and the Selling Unitholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the NRP Parties, the officers of the NRP Parties who have signed the Registration Statement and any person controlling the NRP Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Agreement” shall mean this Underwriting Agreement, dated as of August ___, 2005, by and among the Underwriters, the NRP Parties and the Selling Unitholder.
     “Base Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Prospectus.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Credit Facility” shall mean the revolving credit facility provided for by the Credit Agreement, dated as of October 29, 2004, as amended to date, by and among the Operating Company, Citibank, N.A., as administrative agent, the lenders and other agents party thereto and WBRD LLC and ACIN LLC, as guarantors.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement to the Base Prospectus which describes the Units and the offering thereof and that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
     “Rule 134”, “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 462” refer to such rules under the Act.
     “Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.
     23. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject mater hereof and supersedes all other prior and contemporaneous agreements and understandings, whether oral and written, of the parties in connection therewith.
     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the NRP Parties and the several Underwriters.
[Signature Page to Follow]

Very truly yours,

NATURAL RESOURCE PARTNERS L.P.

By:	NRP (GP) LP, its general partner

	By:	GP Natural Resource Partners LLC, its general partner

	By:	/s/ Wyatt L. Hogan

	Name:	Wyatt L. Hogan
	Title:	Vice President, General Counsel and Secretary

NRP (GP) LP

By:	GP Natural Resource Partners LLC,
its general partner

By:	/s/ Wyatt L. Hogan

Name:	Wyatt L. Hogan
Title:	Vice President, General Counsel and Secretary

GP NATURAL RESOURCE PARTNERS LLC

By:	/s/ Wyatt L. Hogan

Name:	Wyatt L. Hogan
Title:	Vice President, General Counsel and Secretary

NRP (OPERATING) LLC

By:	Natural Resource Partners L.P., its sole member

	By:	NRP (GP) LP, its general partner

		By:	GP Natural Resource Partners LLC, its general partner

		By:	/s/ Wyatt L. Hogan

		Name:	Wyatt L. Hogan
		Title:	Vice President, General Counsel and Secretary
Signature Page to Natural Resource Partners L.P. Underwriting Agreement

FRC-WPP NRP INVESTMENT L.P.

By: FRC-WPP GP LLC,
its general partner

By:	/s/ Thomas R. Denison

Name:	Thomas R. Denison
Title:
Signature Page to Natural Resource Partners L.P. Underwriting Agreement

Accepted:
Lehman Brothers Inc.
Citigroup Global Markets Inc.
A. G. Edwards & Sons, Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
Friedman, Billings, Ramsey & Co., Inc.
Sanders Morris Harris Inc.
By: LEHMAN BROTHERS INC.

By:	/s/ K. Loupis

Name:	Kyri Loupis
Title:	Vice President

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ R. Stribling Koster

Name:	R. Stribling Koster
Title:	Managing Director
On behalf of themselves and on behalf of the
other Underwriters named in Schedule 1 as
the Representatives thereof.
Signature Page to Natural Resource Partners L.P. Underwriting Agreement

SCHEDULE 1
NATURAL RESOURCE PARTNERS L.P.

Underwriters	Number of Firm Units to be Purchased
Lehman Brothers Inc.	1,231,650
Citigroup Global Markets Inc.	1,231,650
A. G. Edwards & Sons, Inc.	449,400
UBS Securities LLC	449,400
Wachovia Capital Markets, LLC	279,300
Friedman, Billings, Ramsey & Co., Inc.	279,300
Sanders Morris Harris Inc.	279,300
TOTAL	4,200,000

Schedule 1-1

SCHEDULE 2
NATURAL RESOURCE PARTNERS L.P.

Entity	State of Formation	States of Foreign Qualification
GP Natural Resource Partners LLC	Delaware	Texas West Virginia

NRP (GP) LP	Delaware	Texas West Virginia

Natural Resource Partners L.P.	Delaware	Texas West Virginia

NRP (Operating) LLC	Delaware	Texas West Virginia

WPP LLC		Alabama Indiana Kentucky Maryland Montana Tennessee West Virginia

ACIN LLC		Georgia Illinois Indiana Kentucky North Carolina North Dakota Virginia West Virginia

WBRD LLC		Virginia West Virginia
Schedule 2- 1

SCHEDULE 3
NATURAL RESOURCE PARTNERS L.P.
Underwriting Agreement dated August 9, 2005
Registration Statement No.: 333-126186
Title, Purchase Price and Description of Units:
Title: Subordinated Units
Number of Firm Units to be sold by the Partnership: 4,200,000
Price to Public per Unit (include accrued dividends, if any): $61.00
Price to Public – total: $256,200,000
Underwriting Discount per Unit: $3.05
Underwriting Discount – total: $12,810,000
Proceeds to the Selling Unitholder per Unit: $57.95
Proceeds to the Selling Unitholder – total: $243,390,000
Closing Date, Time and Location: August 15, 2005 at 9:00 a.m. New York time at the offices of
Andrews Kurth LLP, Houston, Texas.
Schedule 3- 1

SCHEDULE 4
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors:
Robert T. Blakely
David M. Carmichael
Robert B. Karn III
Alex T. Krueger
S. Reed Morian
W. W. Scott, Jr.
Stephen P. Smith
Officers:
Corbin J. Robertson, Jr.
Nick Carter
Dwight L. Dunlap
Kevin F. Wall
Kathy E. Hager
Wyatt L. Hogan
Kevin J. Craig
Kenneth Hudson
Unitholders:
Western Pocahontas Properties Limited Partnership
Great Northern Properties Partnership
New Gauley Coal Corporation
Schedule 4- 1

EXHIBIT A
FORM OF LOCK-UP LETTER AGREEMENT
Lehman Brothers Inc.
Citigroup Global Markets Inc.
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of Subordinated Units representing limited partnership interests (the “Units”) in Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of each of Lehman Brothers Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or Subordinated Units of the Partnership (including, without limitation, Common Units or Subordinated Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units or Subordinated Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units or Subordinated Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units or Subordinated Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units, Subordinated Units or other securities, in cash or otherwise, (3) cause to be filed a registration statement with respect to the registration of any Common Units, Subordinated Units, securities convertible, exercisable or exchangeable into Common Units or Subordinated Units, or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the final prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”); except that the undersigned may transfer such securities to affiliates of the General Partner or Managing General Partner provided that such affiliates agree
Exhibit A-1

in writing to be bound by the foregoing restrictions contained in this letter by executing and delivering to the Representatives a letter or letters substantially in the form hereof.
          Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless each of Lehman Brothers Inc. and Citigroup Global Markets Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
          In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
          It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
          The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the NRP Parties, the Selling Unitholder named therein and the Underwriters.
[Signature Page to Follow]
Exhibit A-2

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:	______________________________
Name:
Title:

Dated: _______________
Exhibit A-3